                     SANCTUARY WOODS MULTIMEDIA CORPORATION

             EXHIBIT 11 -- COMPUTATION OF NET LOSS PER COMMON SHARE

                                                         1995            1994            1993
                                                     ------------     -----------     -----------
PRIMARY NET LOSS PER SHARE
NET LOSS...........................................  $(18,698,441)    $(7,404,436)    $(4,221,569)
                                                     ============     ===========     ===========
PRIMARY SHARES OUTSTANDING:
  Common shares....................................    20,873,748      17,993,675      13,231,421
  Performance shares held in escrow................    (4,000,000)     (4,000,000)     (4,000,000)
                                                     ------------     -----------     -----------
          Total....................................    16,873,748      13,993,675       9,231,421
                                                     ============     ===========     ===========
PRIMARY NET LOSS PER SHARE.........................  $      (1.11)    $     (0.53)    $     (0.46)
                                                     ============     ===========     ===========
FULLY DILUTED NET LOSS PER SHARE (1)
NET LOSS...........................................  $(18,698,441)    $(7,404,436)    $(4,221,569)
                                                     ============     ===========     ===========
FULLY DILUTED SHARES OUTSTANDING:
  Common shares....................................    20,873,748      17,993,675      13,231,421
  Common stock equivalents (including stock options
     and warrants).................................       746,407         970,283       2,064,992
                                                     ------------     -----------     -----------
          Total....................................    21,620,155      18,963,958      15,296,413
                                                     ============     ===========     ===========
FULLY DILUTED NET LOSS PER SHARE...................  $      (0.86)    $     (0.39)    $     (0.28)
                                                     ============     ===========     ===========

---------------
(1) Fully Diluted Net Loss Per Common Share, has been presented in accordance with Regulation S-K Item 601(b)(11) even though the amounts of fully diluted per share loss are not required to be presented in the statement of operations under the provisions of APB Opinion No. 15 because of anti-dilution.